REGISTRATION RIGHTS AGREEMENT



     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of
May 2, 1997, is entered into by and among NETTER DIGITAL ENTERTAINMENT, INC., a Delaware corporation ("NDEI") , and LUCE, FORWARD, HAMILTON & SCRIPPS ("Luce, Forward").

                              RECITALS

     This Agreement is made with reference to the following recital of essential facts:

     A.	  Luce, Forward previously served as attorneys for NDEI.

     B.	  Luce, Forward claims that NDEI has failed to pay in full the fees and costs incurred in the course of Luce, Forward's representation of NDEI.

     C.	  The parties desire to resolve all disputes connected to or arising out of their former attorney-client relationship.

     D.	  As full consideration of any and all outstanding fees and costs, and pursuant to that certain Settlement Agreement and Mutual Release, dated as of May 2, 1997, by and between NDEI and Luce, Forward (the "Settlement Agreement"), NDEI has agreed to pay to Luce, Forward $103,632.08 in cash plus 10,000 shares (the "Luce, Forward Shares") of the $0.01 par value common stock of the Company (the "Common Stock") . The Luce, Forward Shares shall hereinafter be referred to as the "Registrable Stock."

     E.	  Concurrently with the payment described in Paragraph "D", Luce,
Forward agrees to submit to NDEI for cancellation warrants previously issued to Luce, Forward with regard to ten thousand (10,000) shares of NDEI common stock.

     F.	  As set forth in the Settlement Agreement, the satisfaction of the obligation owed to Luce, Forward is subject among other things, to the execution, delivery, and performance of this Agreement;

     NOW, THEREFORE, in consideration of the respective covenants and obligations of the parties set forth herein and in the Settlement Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

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     1.   Rights.

          1.1 Piggyback Registration Rights. If at any time while Luce, Forward is still the owner of Registrable Stock, NDEI shall determine to register any of its securities under the Securities Act of 1933, as amended, (the "Securities Act"), for its own account or the account of any of its shareholders (other than a registration relating to employee stock option or purchase plans, or a registration on Form S-4 relating to a Rule 145 transaction, or a registration on any form other than Forms S-1, S-2, S-3, SB-1 or SB-2, or their successor forms) NDEI will: (i) promptly give to Luce, Forward written notice thereof; and (ii) include in such registration (and any related qualification under state securities or Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Stock of Luce, Forward, if requested in writing by Luce, Forward within fifteen (15) days of receipt of such written notice from NDEI.

          1.2	 Underwriter.  If the registration of which NDEI gives notice pursuant to Section 1.1 is for a registered public offering involving an underwriting, NDEI shall so advise Luce, Forward as a part of the written notice. In such event, the right of Luce, Forward to registration pursuant to Section 1 shall be conditioned upon Luce, Forward's participation in such underwriting and the inclusion of Luce, Forward's Registrable Stock in the underwriting to the extent provided herein and the payment by Luce, Forward of a pro rata portion of the fees incurred in connection with the registration, as provided in Section 3 below.

               If Luce, Forward proposes to distribute its securities through such underwriting, it shall (together with NDEI and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by NDEI. Notwithstanding any other provision of this Section 1, the underwriter may limit the number of shares of Registrable Stock to be included in the registration and underwriting, or may exclude Registrable Stock entirely from such registration and underwriting. NDEI shall advise Luce, Forward and any other shareholders of securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Luce, Forward's Registrable Stock and the other shareholders' securities that may be included in the registration and underwriting shall be allocated among Luce, Forward and any other shareholders requesting registration in proportion, as nearly as practicable, to the amount of Registrable Stock and other securities held by each of Luce, Forward and any other shareholders as of the date of the notice pursuant to Section 1.1. If Luce, Forward or any shareholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice of NDEI and the underwriter. Any of Luce,Forward's Registrable Stock, or any

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shareholders' securities, excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          1.3	 Rule 144 Reporting.  With a view to making available to Luce,
Forward the benefits of certain rules and regulations of the SEC which may permit the sale of the shares of Registrable Stock to the public without registration, NDEI agrees that, at all times after April 26, 1998, it will use its best efforts to: (1) keep available adequate current public information, as those terms are understood and defined in SEC Rule 144; (ii) to file with the SEC in a timely manner all reports and other documents required of NDEI under the Securities Act and the Securities Exchange Act of 1934 as amended (the "Exchange Act") ; and (iii) so long as a Luce, Forward owns any Registrable Stock, to furnish to Luce, Forward forthwith upon request a written statement by NDEI as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of NDEI and such other reports and documents so filed by NDEI as such Luce, Forward may reasonably request in complying with any rule or regulation of the SEC allowing such Luce, Forward to sell any such securities without registration.

     2.	  Obligations of Luce, Forward.  Following the filing of the
Registration Statement and during any period that the Registration Statement is effective, Luce, Forward shall:

          2.1	 not effect any stabilization transactions or engage in any
stabilization activity in connection with NDEI's common shares in contravention of Rule lOb-7 under the Exchange Act;

          2.2	 furnish each broker through whom Luce, Forward offers
Registrable Stock such number of copies of the Prospectus as the broker may require and otherwise comply with prospectus delivery requirements under the Securities Act;

          2.3 report to NDEI each month all sales, pledges and other dispositions of Registrable Stock made by Luce, Forward;

          2.4	 not to bid for or purchase (and not permit any Affiliated
Purchaser, as defined in Rule lOb-6 under the Exchange Act, to bid for or purchase) any account in which Luce, Forward has a beneficial interest, or attempt to induce any other person to purchase any NDEI common shares in contravention of Rule lOb-6 under the Exchange Act;

          2.5	 furnish such information concerning Luce, Forward as NDEI may from time to time reasonably request;

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          2.6 	not sell under the Registration Statement during any period
after NDEI has provided notice to Luce, Forward pursuant to Section 1.6.4 above and until NDEI provides to Luce, Forward notice that the Registration Statement no longer fails to state a material fact required to be stated therein, misstates a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not misleading; and

          2.7 	not sell Registrable Stock during any period beginning seven
(7) days before the anticipated effective date of any registration statement (other than a registration statement on Form S-3 or S-4 or any successor forms) registering the sale of equity securities for NDEI's account (as NDEI advises) and ending ninety (90) days thereafter without NDEI's consent (provided that this restriction shall not apply with respect to more than one such registration statement during any calendar year).

     3.	  Expenses.

          In connection with any Registration Statement filed in connection with a registration subject to Section 1.1, Luce, Forward and NDEI each shall pay its pro rata portion of the fees incurred in connection with such Registration Statement. For purposes of this Section 3.1, the terms "fees" means all underwriting, filing and all audit, accounting, and legal fees attributable to the offering. In addition, Luce, Forward shall be responsible for the payment of its fees and disbursements of counsel to Luce, Forward in connection with the preparation of such Registration Statement and the Prospectus, if any, and fees paid to brokers in connection with the sale of any of the Registrable Stock pursuant to Section 1.1. For purposes of this
Section 3, Luce, Forward's pro rata portion shall be based on the number of shares of Luce, Forward included in the offering compared to the total number of shares included in the offering.

     4.	  Indemnification.

          4.1  Indemnity by NDEI.  NDEI shall

               4.1.1 indemnify and hold harmless Luce, Forward and its directors and officers, if any, each person who participates in the offer of such Registrable Stock, including underwriters (as defined in the Securities Act) and each person, if any, who controls Luce, Forward or participating person (as defined in the Securities Act) (collectively, the "Shareholder Indemnitees") against any losses, claims, damages or liabilities ("Losses"), to which such Shareholder Indemnitees may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof)

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          arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, as amended or supplemented if NDEI has furnished any supplements or amendments thereto, or any other document filed or delivered in connection therewith under a state securities or blue sky law (collectively, "Registration Documents") or insofar as any Losses (or actions in respect thereof) arise out of or are based upon (i) the omission or alleged omission to state in any Registration Document as amended or supplemented if NDEI has furnished any supplements or amendments thereto, a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, or
          (ii) any violation of any securities law by NDEI, its officers or employees in connection with the Registration Documents, and

               4.1.2	reimburse each Shareholder Indemnitee for all legal or
          other expenses reasonably incurred by it in connection with investigating or defending any Loss, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of NDEI, which shall not be unreasonably withheld or delayed; provided, however, that NDEI shall not be liable for any Losses arising out of or based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to NDEI by or on behalf of Luce, Forward for use in the preparation of the Registration Document;
          and provided, further, that NDEI shall not be liable to a particular Shareholder Indemnitee under the indemnity agreement in this Section 4.1 with respect to the Prospectus, as amended or supplemented, to the extent that the Loss arises from the sale of any shares of Registrable Stock by such Shareholder Indemnitee to the person asserting Loss and to which there was not sent or given, within the time required by the Securities Act, a copy of the Prospectus as then amended or supplemented, if NDEI has previously and timely furnished copies thereof to such indemnified party and such Prospectus as then amended or supplemented has corrected the misstatement or omission at issue.

          4.2	 Indemnity by Luce, Forward.  Luce, Forward shall,

               4.2.1 indemnify and hold harmless NDEI, any officer, director, employee or agent of NDEI, and each other person, if any, who controls NDEI within the meaning of Section 15 of the Securities

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          Act (collectively, the "NDEI Indemnitees") against any Losses to which each such NDEI Indemnitees may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made,) not misleading, or (ii) any violation of any securities law by or on behalf of Luce, Forward in connection with the sale or transfer of any shares included in the Registration Statement, and

               4.2.2	reimburse each NDEI Indemnitee for all legal or other
          expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of Luce, Forward; Provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to NDEI by Luce, Forward for use in the preparation thereof.

          4.3	 Procedure for Indemnification.  Promptly after receipt by an indemnified party, under Section 4.1 or 4.2, of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party under any of these Sections; but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this Section 4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 4. In case any action is brought against the indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; Provided, however, that if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party

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believes the indemnifying party has failed to take such reasonable steps, or

               4.3.1	if the indemnified party who is a defendant in any action
          or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party, or

               4.3.2	if representation of both parties by the same counsel is
          otherwise inappropriate under applicable standards of professional conduct, then the indemnified party shall have the right to assume or continue its own defense as set forth above. In no event shall the indemnifying party be responsible for more than one firm or counsel for all indemnified parties unless it is inappropriate under applicable standards of professional conduct for one firm or counsel to represent all indemnified parties.

     4.4	 Non-Exclusive Indemnity.  Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

     4.5	 Contribution.  If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses.

          4.5.1	in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or

          4.5.2 if the allocation provided by Section 4.5.1	above is not
     permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is

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     appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereunder served as an inducement to Luce, Forward to enter into the Settlement Agreement) and the indemnified party on the other, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.	  Miscellaneous.

     5.1	 Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of California without giving effect to the choice of law principles thereof.

     5.2	 Entire Agreement; Amendment Waiver.  This Agreement:

          5.2.1	contains the entire agreement among the parties hereto with
     respect to the subject matter hereof,

          5.2.2 supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by NDEI and each of Luce, Forward. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     5.3	 Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this
Agreement without the prior written consent of the other parties hereto.

     5.4	 Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or

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the validity or enforceability of this Agreement including that provision, in any other jurisdiction.

     5.5	 Notices.  All notices, requests, consents and other communications to any party hereunder shall be in writing and shall be given either by personal service, certified mail, return receipt requested, overnight courier or telecopy, addressed as follows:

                    if to NDEI, to:

                                    NETTER DIGITAL ENTERTAINMENT, INC.
                                    611 N. Brand Blvd., 3rd Floor
                                    Glendale, CA 91203
                                    Attn: Chad Kalebic

                    with a copy to:

                                    Ervin, Cohen & Jessup LLP
                                    9401 Wilshire Blvd., Suite 900
                                    Beverly Hills, CA 90212
                                    Attn: Kenneth A. Luer, Esq.

           if to Luce, Forward, to:

                                    Luce, Forward, Hamilton & Scripps LLP
                                    600 West Broadway, Suite 2600
                                    San Diego, CA 92101
                                    Attn: R. William Bowen, Esq.

or to such other address as any party may hereafter specify to the other parties hereto by notice sent in accordance with this Section 5.5. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 5.5.

     5.6	 Headings; Execution in Counterparts.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.













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     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                     NETTER DIGITAL ENTERTAINMENT, INC.


                     By:/s/ Douglas Netter
                     __________________________________
                     Typed Name: Douglas Netter
                     Title: President


                     LUCE, FORWARD, HAMILTON & SCRIPPS LLP


                     By:/s/ R. William Bowen
                     ___________________________________
                     Typed Name: R. William Bowen
                     Title: Partner
















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